Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of ____________, 2016, is by and among Atrinsic, Inc., a Delaware corporation (the “Company”), and each of the investors listed on the Buyer signature pages attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

RECITALS

A.            Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that number of shares of Series B Preferred Stock (which shall collectively be referred to herein as the “Series B Shares”) set forth on the respective Buyer’s signature page convertible in accordance with the terms of the Series B Shares into shares of common stock (“Common Stock”) of the Company (such shares of Common Stock, the “Underlying Common Stock”). The minimum number of Series B Shares to be sold in this placement shall be 2,680,000 (the “Minimum Offering”) and the maximum number shall be 3,200,000 (the “Maximum Offering”). The Company may, in its discretion, increase the Maximum Offering by up to 1,200,000 Series B Shares.

B.            The Series B Shares and the Underlying Common Stock are collectively referred to herein as the “Securities.”

C.            Simultaneously with the Initial Closing (defined herein) Protagenic Acquisition Corp. (“Acquisition Subsidiary”) shall merge with and into Protagenic Therapeutics, Inc. (“PTI”), with PTI remaining as the surviving entity after the merger (the “Merger”), whereby the stockholders of PTI will receive Series B Shares, in exchange for all of the capital stock of PTI.

D.            After the Merger, the Company shall enact a reverse stock split (the “Reverse Stock Split”) whereby every 15,463.7183 shares of outstanding Common Stock shall be exchanged for one share of new Common Stock.

E.             Upon the completion of the Reverse Stock Split, each Series B Share shall automatically convert into one share (on a post-Reverse Stock Split basis) of the Company’s Common Stock, subject to certain provisions of the Certificate of Designations, Preferences and Rights of Series B Preferred Stock governing the Series B Shares (the “Certificate of Designations”).

F.            Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit 1 (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain rights to register with the U.S. Securities and Exchange Commission under the 1933 Act and the rules and regulations promulgated thereunder and applicable state securities laws shares of Common Stock underlying the Series B Shares sold pursuant to this Agreement and Common Stock underlying the Placement Agent Warrants (as defined herein) .

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:

1.            PURCHASE AND SALE OF SERIES B SHARES.

(a)           Purchase of Series B Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Section 6 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, shall purchase from the Company on each Closing Date (as defined below), the number of Series B Shares as is set forth opposite such Buyer’s name on the respective Buyer’s signature page. Each Buyer introduced to the Company by the Placement Agent shall (and any Buyer that was not introduced to the Company by the Placement Agent shall) deliver on or before the applicable Closing the Purchase Price in full to Delaware Trust Company (the “Escrow Agent”) by check to the address listed below or via wire transfer of immediately available funds pursuant to the wire instructions below, unless other provisions have been agreed upon with the Buyer. Each Buyer understands that the applicable Purchase Price (defined below) will be held in escrow until the applicable Closing on the Series B Shares (as such terms are defined below) has occurred, and that such amount will be returned to such Buyer, without interest, if (i) the closing of a Minimum Offering does not occur on or before February 29, 2016, which date may be extended to April 15, 2016, in the discretion of the Company, (ii) such Buyer’s purchase is rejected by the Company in whole or in part, (iii) such Buyer revokes such purchase prior to the Closing Date, (iv) the Company terminates the offering of the Series B Shares, or (v) a court of competent jurisdiction issues a final and non-appealable judgment, order, decree or award ordering the escrow agent to deliver the Purchase Price.

Address for Payment by Check:

Delaware Trust Company

2711 Centerville Road

One Little Falls Centre

Wilmington, DE 19808

Attention: Alan R. Halpern

Reference: Atrinsic, Inc. Escrow #79-2579 [Insert Name of Buyer]

Wire Instructions:

PNC Bank

300 Delaware Avenue

Wilmington DE 19899

ABA# 031100089

SWIFT Code: PNCCUS33

Account Name: Delaware Trust Company

Account Number: 5605012373

Reference: Atrinsic, Inc. Escrow #79-2579 [Insert Name of Buyer]

(b)           Purchase Price. The aggregate purchase price for the Series B Shares to be purchased by each Buyer (the “Purchase Price”) shall be the amount set forth opposite such Buyer’s name on the Schedule of Buyers which shall be equal to the amount of $1.25 per Series B Share.

(c)          Closing.

(i)	The initial closing (the “Initial Closing”) of the purchase of the Series B Shares by the Buyers shall occur at the offices of Sanders Ortoli Vaughn-Flam Rosenstadt LLP (“SOVR”), 501 Madison Avenue, New York, NY 10022. The date and time of the Initial Closing (the “Initial Closing Date”) shall be time and date on which the closing conditions set forth in Section 6 below are satisfied or waived (or such later date as is mutually agreed to by the Company and each Buyer) provided that such date shall not be later than 5:00 pm, New York time, on February 29, 2016, or April 15, 2016, if the date for the Initial Closing is extended by the Company. A minimum of 2,680,000 Series B Shares must be sold at the Initial Closing. In the event there is more than one closing, as described in Section 1(c)(ii) below, the term “Closing” shall apply to each such closing unless otherwise specified and the term “Closing Date” shall apply to each such closing date unless otherwise specified. As used in this Agreement, “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(ii)	After the Initial Closing, the Company may sell, in one or more additional Closings (an “Additional Closing”) on the same terms and conditions as those contained in this Agreement (such securities sold, “Additional Securities”), to one or more Buyers (each, an “Additional Buyer,” and, collectively, the “Additional Buyers”), provided that (i) any such sale is consummated on or prior to the earlier of ninety (90) days from the date hereof or the effective date of the Reverse Stock Split and (ii) each Additional Buyer shall become a party to the Transaction Documents, as defined below, by executing and delivering either an applicable adoption agreement, a counterpart signature page to each of the Transaction Documents.

(iii)	Notwithstanding the foregoing, prior to the applicable Closing with respect to certain Series B Shares for the funds by the Buyer held in escrow, the Company may, in its sole discretion, terminate the offering of Series B Shares pursuant to this Agreement, in whole or in part, by providing notice to the applicable Buyer(s) in accordance with Section 8(f) of this Agreement. In such case, the Company and the Company’s placement agent shall jointly notify the Escrow Agent of such rejection and the Escrow Agent shall refund the Purchase Price (without interest and deduction) corresponding to the rejected Series B Shares no more than seven (7) business days following receipt by the Escrow Agent of such notice.

(d)           Form of Payment; Deliveries. On each Closing Date, each Buyer purchasing Series B Shares at such Closing shall pay its respective Purchase Price to the Company. On each Closing Date, the Company shall deliver to the transfer agent of the Company (the “Transfer Agent”) written instructions authorizing the Transfer Agent to enter the issuance of the Series B Shares sold hereunder in the books of the Company in the name of Buyer and in the amount set out opposite its name on the respective Buyer’s signature page hereto.

2.           BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants to the Company with respect to only itself that:

(a)           Organization; Authority. Such Buyer, if an entity, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.

(b)           Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and constitutes the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)           No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(d)           Own Account. Such Buyer understands that (i) the Securities are “restricted securities” and that the offer and sale of the Securities have not been registered under the Securities Act of 1933, as amended (the “1933 Act”) or any applicable state securities law and (ii) the Securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. Such Buyer is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the 1933 Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the 1933 Act or any applicable state securities law and has no direct or indirect arrangement or understanding with any other Persons regarding the distribution of such Securities (this representation and warranty not limiting such Buyer’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the 1933 Act or any applicable state securities law. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business.

(e)           Buyer Status. At the time such Buyer was offered the Securities, it was, and at the date hereof it: (i) is either (A) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the 1933 Act or (B) a “qualified institutional buyer” as defined in Rule 144A(a) under the 1933 Act or (ii) is not a “U.S. Person” (as defined in Regulation S promulgated under the 1933 Act). If such Buyer is not a U.S. Person, such Buyer further represents and warrants that (1) such Buyer has not subscribed for the Series B Shares for the account of any Person who is a U.S. Person, (2) the offer and sale of the Series B Shares to such Buyer constitute an “Offshore Transaction” (as defined in Rule 902 promulgated under the 1933 Act), and (3) such Buyer will not resell the Securities, other than in accordance with this Agreement, the Transaction Documents, the provisions of Regulation S promulgated under the 1933 Act (Rules 901 through 905), pursuant to registration under the 1933 Act or pursuant to any other available exemption from registration. Such Buyer further agrees that it will not take any action that could have an adverse effect on the availability of the exemption from registration provided, in the case of a Buyer covered by clause (i) above, by Regulation D promulgated under the 1933 Act or, in the case of a Buyer covered by clause (ii) above, by Regulation S promulgated under the 1933 Act, with respect to the offer and sale of the Series B Shares. Such Buyer is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 (the “1934 Act”), or a member of the Financial Industry Regulatory Authority, Inc. or an entity engaged in the business of being a broker dealer. Such Buyer is not affiliated with any broker dealer registered under Section 15(a) of the 1934 Act, or a member of the Financial Industry Regulatory Authority, Inc. or an entity engaged in the business of being a broker dealer.

(f)            Experience of Such Buyer. Such Buyer, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities and has so evaluated the merits and risks of such investment. Such Buyer is able to bear the economic risk of an investment in the Securities and is able to afford a complete loss of such investment. Such Buyer understands that nothing in the Agreement or any other materials presented to the Buyer in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Such Buyer acknowledges that it must rely on legal, tax and investment advisors of its own choosing in connection with its purchase of the Securities.

(g)           General Solicitation. Such Buyer is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio, disseminated over the Internet or presented at any seminar or any other general solicitation or general advertisement.

(h)           Independent Investigation. Such Buyer, in acquiring the Securities, has relied solely upon an independent investigation made by such Buyer and his or her representatives, if any. Prior to the date hereof, such Buyer has been given the opportunity to ask questions of, and receive answers from, representatives of the Company and the Subsidiary regarding the Company’s and the Subsidiary’s management, finances, and business. Such Buyer also has access to or has received the SEC Documents and has carefully reviewed the SEC Documents, including the risk factor disclosure contained therein relating to the high degree of risk involved in investing in the Company’s securities, and is knowledgeable about the affairs of the Company and the Subsidiary. Such Buyer further acknowledges the additional risks associated with the transactions contemplated by this Agreement as set forth on the Schedule of Additional Risk Factors attached hereto. Neither such inquiries nor any other diligence investigation conducted by such Buyer or any of its advisors or representatives shall modify, amend or effect such Buyer’s right to rely upon the Company’s representations and warranties and covenants contained herein or in the Transaction Documents. As used in this Agreement, “SEC Documents” means all reports, schedules, forms, statements and other documents, including the exhibits thereto and documents incorporated by reference therein, filed by the Company pursuant to the 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2013.

(i)            No Government Recommendation or Approval. Such Buyer understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(j)            No Intent to Effect a Change of Control. Apart from assisting in the completion of the Merger, such Buyer has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the 1934 Act.

(k)           Section 13(d)(3) of 1934 Act. The several Buyers shall not constitute a “group” within the meaning of Section 13(d)(3) of the 1934 Act and the rules and regulations promulgated thereunder.

(l)            Former Shell Company. Such Buyer acknowledges and understands that the Company was formerly a “shell company” as defined in Rule 12b-2 under the 1934 Act.

(m)          Receipt of Documents. Such Buyer acknowledges that it has received (i) a draft of the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) that will govern the Merger and (ii) a copy of Investor Term Sheet, the Securities Purchase Agreement, the Registration Rights Agreement and other documents, which, among other matters, discusses the business of PTI, PTI’s corporate structure and the proposed capitalization table of the Company after the Offering and the Merger (the “Transaction Documents”).

3.            REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth under the corresponding section of the disclosure schedules delivered to each Buyer concurrently herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof, and except as otherwise described in the SEC Documents or in the Disclosure Schedules, the Company represents and warrants to each of the Buyers that:

(a)           Organization, Qualification and Corporate Power. Each of the Company and Acquisition Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Company and the Acquisition Subsidiary is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect (as defined below). Each of the Company and the Acquisition Subsidiary has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. For purposes of this Agreement, “Company Material Adverse Effect” means a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company and its Subsidiaries, taken as a whole.

(b)          Capitalization. The authorized capital stock of the Company consists of:

(i)          100,000,000,000 shares of Common Stock, of which 400,000,000 shares were issued and outstanding as of the date of this Agreement; and

(ii)         5,000,000,000 shares of preferred stock, par value $0.000001 per share, of which eighteen million (18,000,000) are designated as Series B Shares (of which 297,468 Series B Shares are issued and outstanding).

The Common Stock is presently eligible for quotation and trading on the OTC Pink operated by OTC Markets Group SEE Paragraph 4(b) and is not subject to any notice of suspension or delisting. The Common Stock is registered under Section 12(g) of the Exchange Act. The Company is required to file periodic reports with the SEC pursuant to the provisions of Section 13(a) of the Exchange Act. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. Except as contemplated by the Transaction Documents , there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. Excluding an agreement that will come into effect at the time of the Initial Closing pursuant to which certain holders of the Company’s securities will agree to vote for the board directors and to enact the Reverse Stock Split, there are no agreements to which the Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company. There are no agreements among other parties, to which the Company is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company. All of the issued and outstanding shares of Common Stock were issued in compliance with applicable federal and state securities laws.

(c)           Authorization of Transaction. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against them in accordance with its terms.

(d)           Noncontravention. Neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of the transactions contemplated hereby, will (a) conflict with or violate any provision of the articles or certificate of incorporation or bylaws of the Company, (b) require on the part of the Company any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any Party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Company is a party or by which either is bound or to which any of their assets are subject, (d) result in the imposition of any Security Interest upon any assets of the Company or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of their properties or assets.

(e)           Subsidiaries. Company has no Subsidiaries other than the Acquisition Subsidiary and MomSpot. Each of the Acquisition Subsidiary and MomSpot is a corporation, in the case of Acquisition Subsidiary, and a limited liability company, in the case of MomSpot, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(f)           Exchange Act Reports. The SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the staff of the SEC with respect to any of the SEC Documents. As of their respective dates, the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)          Compliance with Laws. Each of the Company and the Acquisition Subsidiary:

(i)          and the conduct and operations of their respective businesses, are in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect;

(ii)         has complied with all federal and state securities laws and regulations, including being current in all of its reporting obligations under such federal and state securities laws and regulations;

(iii)        has not, and to the knowledge of the Company, the past and present officers, directors and Affiliates of the Company have not, been the subject of, nor does any officer or director of the Company have any reason to believe that Company or any of its officers, directors or Affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws;

(iv)        since July 2, 2014, has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any material litigation;

(v)         has not, and to the knowledge of the Company, the past and present officers, directors and Affiliates have not, been the subject of, nor does any officer or director of the Company have any reason to believe that the Company or any of its officers, directors or affiliates will be the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person; and

(vi)        does not have any liabilities, contingent or otherwise other than those set out in the SEC Documents, and at the Initial Closing will not have any liabilities, contingent or otherwise, including but not limited to notes payable and accounts payable, other than those set out in the SEC Documents, and is not a party to any executory agreements.

(h)          Absence of Certain Changes. Except as set out in the SEC Documents, since the date of the balance sheet contained in the most recent SEC Document with a balance sheet, (a) there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Company Material Adverse Effect and (b) neither the Company nor the Acquisition Subsidiary has taken any of the actions, except as set out in the SEC Documents, set forth below:

(i)          issue or sell, or redeem or repurchase, any stock or other securities of the Company or any rights, warrants or options to acquire any such stock or other securities, except as contemplated by, and in connection with, this placement and the Merger;

(ii)         split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except as contemplated by, and in connection with, this Agreement;

(iii)        create, incur or assume any indebtedness (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

(iv)        enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement or (except for normal increases in the Ordinary Course of Business for employees who are not Affiliates) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees, except for the adoption of the 2006 Plan in connection with the Merger;

(v)         mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest;

(vi)        amend its charter, by-laws or other organizational documents;

(vii)       change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

(viii)      enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

(ix)         institute or settle any Legal Proceeding;

(x)          take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company and/or the Acquisition Subsidiary set forth in this Agreement becoming untrue in any material respect or (ii) any of the conditions to the Merger set forth in Article V not being satisfied; or

(xi)         agree in writing or otherwise to take any of the foregoing actions.

(i)            Litigation. Except as disclosed in the SEC Documents and the Transaction Documents, as of the date of this Agreement, there is no Legal Proceeding which is pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary of the Company.

(j)            Undisclosed Liabilities. None of the Company and its Subsidiaries has any liabilities other than those set out in the SEC Documents.

(k)           Tax Matters.

 (i)          Each of the Company and the Acquisition Subsidiary has filed all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. Neither the Company nor any Subsidiary is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which only the Company and the Subsidiaries are or were members. Each of the Company and the Company Subsidiaries has paid on a timely basis all Taxes that were due and payable. Any unpaid Taxes of the Company and the Company Subsidiaries for tax periods through the date of the balance sheet contained in the most recent Company Report do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on such balance sheet. Except as set out in the SEC Documents, neither the Company nor any Company Subsidiary has any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company or any Company Subsidiary during a prior period) other than the Company and the Company Subsidiaries. All Taxes that the Company or any Company Subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

(ii)         No examination or audit of any Tax Return of the Company or any Company Subsidiary by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. Except as set out in the SEC Documents, neither the Company nor any Company Subsidiary has been informed by any jurisdiction that the jurisdiction believes that the Company or such Subsidiary was required to file any Tax Return that was not filed. Neither the Company nor any Company Subsidiary has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

(iii)        Neither the Company nor any Company Subsidiary: (i) is a “consenting corporation” within the meaning of Section 341(f) of the Code, and none of the assets of the Company or the Company Subsidiaries are subject to an election under Section 341(f) of the Code; (ii) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (iii) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an “excess parachute payment” under Section 280G of the Code; (iv) has any actual or potential liability for any Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; or (v) is or has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

(iv)        None of the assets of the Company or any Subsidiary: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately prior to the enactment of the Tax Reform Act of 1986; (ii) is “tax-exempt use property” within the meaning of Section 168(h) of the Code; or (iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

(v)         Neither the Company nor any Subsidiary has undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code.

(vi)        No state or federal “net operating loss” of the Company determined as of the Closing Date is subject to limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of any “ownership change” within the meaning of Section 382(g) of the Code or comparable provisions of any state law occurring prior to the Closing Date.

(l)           Owned Real Property. Neither the Company nor any Company Subsidiary owns any real property.

(m)         Employees.

(i)          The SEC Documents contain all material information concerning the employees of Company.

(ii)         Neither the Company nor any Company Subsidiary is a party to or bound by any collective bargaining agreement, nor have any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has no knowledge of any organizational effort made or threatened, either currently or since the date of organization of the Company, by or on behalf of any labor union with respect to employees of the Company or any Company Subsidiary.

(n)          Employee Benefits.

(i)          There are no Employee Benefit Plans that are currently contributed to, by the Parent, any Parent Subsidiary or any entity which is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company (an “ERISA Affiliate”).

(ii)         Neither the Company, any Company Subsidiary, nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

(iii)        At no time has the Company, any Company Subsidiary or any ERISA Affiliate been obligated to contribute to any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA).

(iv)        No Employee Benefit Plan is funded by, associated with or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code.

(o)          Environmental Matters.

(i)          Each of the Company and the Company Subsidiaries has complied with all applicable Environmental Laws, except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company or any Company Subsidiary.

(ii)         There are no documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company or a Company Subsidiary (whether conducted by or on behalf of the Company or a Company Subsidiary or a third party, and whether done at the initiative of the Company or a Company Subsidiary or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Company has possession of or access to.

(iii)        The Company is not aware of any material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any Company Subsidiary.

(p)           Permits. There are no permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) (“Company Permits”) issued to or held by the Company or any Company Subsidiary. Such listed Permits are the only Company Permits that are required for the Company and the Company Subsidiaries to conduct their respective businesses as presently conducted. Each such Company Permit is in full force and effect and, to the knowledge of the Company, no suspension or cancellation of such Company Permit is threatened and there is no basis for believing that such Company Permit will not be renewable upon expiration. Each such Company Permit will continue in full force and effect immediately following the Closing.

(q)           Duty to Make Inquiry. To the extent that any of the representations or warranties in this Article III are qualified by “knowledge” or “belief,” Company represents and warrants that it has made due and reasonable inquiry and investigation concerning the matters to which such representations and warranties relate, including, but not limited to, diligent inquiry by its directors, officers and key personnel.

(r)            No Disqualification Events. None of the Company, nor, to the knowledge of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Offering or the Merger, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale of the securities in the Offering and/or at the Effective Time (each, a "Company Covered Person" and, together, "Company Covered Persons") is subject to a Disqualification Event (as defined below), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) or has been involved in any matter that would be a Disqualification Event except for the fact that it occurred before September 23, 2013. The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Company a copy of any disclosures provided thereunder.

(s)            Placement Agent’s Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor), escrow agent fees or legal fees incurred by the Company relating to or arising out of the transactions contemplated hereby, (including, without limitation, any fees payable to the placement agent, Katalyst Securities LLC (the “Placement Agent”)), as outlined in Section 3(s) of the Disclosure Schedule (such warrants on Schedule 3(s) to be issued to the Placement Agent, the “Placement Agent Warrants”).

(t)            No Integrated Offering. Other than the consent of the majority of the Holders of the Series B Shares, none of the Company, its Subsidiaries or any of their Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. No registration of the offer, sale or transfer of any of the Securities is required, except for registration contemplated hereby pursuant to the Registration Rights Agreement.

4.            COVENANTS.

(a)           Reporting Status. Until the date that is five years from the Initial Closing (the “Reporting Period”), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act and the Company shall not terminate its status as an issuer required to file reports pursuant to the 1934 Act (even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination).

(b)           Quotation/Listing. The Company’s Common Stock is currently designated for quotation on the pink sheets maintained by the OTC Markets Group, Inc. (an “Eligible Market”, which term may also include, if applicable, the OTCQX marketplace of the OTC Markets Group, Inc., the OTCQB marketplace of the OTC Markets Group, Inc., The New York Stock Exchange, the NYSE MKT, the Nasdaq Global Market, the Nasdaq Capital Market or the Nasdaq Global Select Market.

(c)           Fees. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment, including, but not limited to, expenses in Section 3(s). Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(d)           Disclosure of Transactions and Other Material Information. The Company shall, on or before 9:30 a.m., New York time, on or before the fourth Business Day following each Closing, issue a press release (the “Press Release”) disclosing all the material terms of the transactions contemplated by the Transaction Documents. On or before 5:30 p.m., New York time, on or before the fourth Business Day following the date hereof, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement) (including all attachments, the “8-K Filing”). Notwithstanding the foregoing, the Company shall not be required to disclose the name of the Placement Agent, or file any exhibits relating to the Placement Agent, until after the final closing of the offering. From and after the issuance of the Press Release and the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to any of the Buyers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents. In addition, effective after the issuance of the Press Release and the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates (other than the Buyers set out in Schedule 4(d)), on the other hand, shall terminate with respect to any future disclosure that are made by or on behalf of the Company. In addition, each of the Buyers set out in Schedule 4(d) acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and such Buyer set out in Schedule 4(d) or any of their affiliates, on the other hand, shall continue before and after the issuance of the Press Release, pursuant to the terms of such agreement. The Company shall not, and the Company shall not knowingly allow any of its Subsidiaries and each of its and their respective officers, directors, employees and agents, to, provide any Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of such Buyer. If a Buyer has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries from the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, it may provide the Company with written notice thereof. The Company shall, within two (2) Trading Days of receipt of such notice, make public disclosure of such material, nonpublic information. In the event of a breach of any of the foregoing covenants by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of such Buyer), in addition to any other remedy provided herein or in the Transaction Documents, such Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure. To the extent that the Company delivers any material, non-public information to a Buyer without such Buyer's consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty not to trade on the basis of, such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby without the prior approval of legal counsel; provided, however, the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the Press Release and the 8-K Filing, or any other filing approved in accordance herewith, and (ii) in the opinion of the Company’s legal counsel, as is required by applicable law and regulations, or the applicable Eligible Market on which the Company’s common stock is listed or designated. Unless required by applicable law, without the prior written consent of the applicable Buyer, the Company shall not (and shall not Knowingly allow any of its Subsidiaries and Affiliates to) disclose the name of such Buyer in any filing (other than in the Transaction Documents filed as exhibits to the 8-K Filing), announcement, release or otherwise. Notwithstanding anything herein to the contrary except where otherwise set out, the term “Buyer” or “Buyers” in this Section 4(f) shall exclude the Placement Agent and any officer, director or employee of the Placement Agent or the Company, or of any of their Subsidiaries.

(e)           Use of Proceeds. The Company shall use the proceeds from the sale of the Securities as set out in the Transaction Documents.

(f)            Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each of SOVR and counsel to the Placement Agent, promptly after such filing. The Company shall, on or before each Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Buyers at each Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following each Closing Date at the expense of the Company.

(h)           Reverse Stock Split. As soon as possible after the Effective Time, but in no event later than 90 calendar days from the Effective Time, the Parent shall (i) enact the Reverse Stock Split and (ii) amend its certificate of incorporation to reduce the number of shares of issued and outstanding common stock (“Authorized Decrease”). Parent shall make all filings and take all steps required by the SEC, GCL and FINRA to enact the Reverse Stock Split and the Authorized Decrease.

(i)            Registration Rights. Promptly, but no later than 120 calendar days from the final Closing of the Offering, the Company shall file a registration statement (on Form S-1, or similar form) with the SEC covering the resale of the shares of Common Stock underlying the Series B Preferred Stock sold in the Offering and the Common Stock underlying the Placement Agent Warrants, (the “Registration Statement”). The Company shall use its best efforts to ensure that the Registration Statement is declared effective within 90 calendar days after filing with the SEC. The Company shall keep the Registration Statement “evergreen” for one (1) year from the date it is declared effective by the SEC or until Rule 144 of the Securities Act is available to all of the investors purchasing Securities under this Agreement with respect to all of their Underlying Common Stock, whichever is earlier.

5.            REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a)            Register. The Company’s Transfer Agent shall maintain a register for the Series B Shares and the Common Stock in which the Company shall record (i) the name and address of the Person in whose name the Series B Shares have been issued (including the name and address of each transferee), (ii) the number of Series B Shares held by such Person, (iii) the name and address of the Person in whose name Common Stock is issued upon conversion of the Series B Shares (including the name and address of each transferee), and (iv) the number of shares of Common Stock held by such Person. Upon reasonable request, the Company shall keep (or instruct the Transfer Agent to keep) the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b)           Legends. Each Buyer understands that the Securities have been issued (or will be issued in the case of the underlying Common Stock) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth below, any certificate representing such Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER, THE SUBSTANCE OF WHICH IS REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(c)           Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 5(b) above or any other legend (i) while a registration statement (including a Registration Statement) covering the resale of such Securities is effective under the 1933 Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Buyer provides the Company with an opinion of counsel to such Buyer, in a generally acceptable substance, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act or (iv) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) Trading Days (as defined below) following the delivery by a Buyer to the Company or the Transfer Agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Buyer as may be required above in this Section, as directed by such Buyer, either: (A) provided that the Company’s Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program and such Securities are Common Stock, credit the aggregate number of shares of Common Stock to which such Buyer shall be entitled to such Buyer’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to such Buyer, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of such Buyer or its designee (the date by which such credit is so required to be made to the balance account of such Buyer’s or such Buyer’s nominee with DTC or such certificate is required to be delivered to such Buyer pursuant to the foregoing is referred to herein as the “Required Delivery Date”). “Trading Day” means, as applicable, (x) with respect to all price determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(d)           Failure to Timely Deliver; Buy-In. If the Company fails to (i) issue and deliver (or cause to be delivered) to a Buyer by the Required Delivery Date a certificate representing the Securities so delivered to the Company by such Buyer that is free from all restrictive and other legends or (ii) following registration on a Registration Statement, credit the balance account of such Buyer’s or such Buyer’s nominee with DTC for such number of Securities so delivered to the Company, then, in addition to all other remedies available to such Buyer, the Company shall, within three (3) Trading Days after such Buyer’s request and in such Buyer’s sole discretion, either (i) pay cash to such Buyer in an amount equal to such Buyer’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate or credit such Buyer’s balance account shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to deliver to such Buyer a certificate or certificates or credit such Buyer’s DTC account representing such number of shares of Common Stock that would have been issued if the Company timely complied with its obligations hereunder and pay cash to such Buyer in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Underlying Common Stock that the Company was required to deliver to such Buyer by the Required Delivery Date times (B) the closing bid price of the Common Stock on the Eligible Market on which the Common Stock principally trades on the Trading Day immediately preceding the Required Delivery Date.

6.            CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

(a)           The obligation of each Buyer hereunder to purchase its applicable Series B Shares at each Closing is subject to the satisfaction, at or before each Closing Date and in respect of each Closing Date (except as otherwise provided herein), of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)             The Company shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party.

(ii)            The Company shall provide to Barbara J. Glenns, legal counsel to the Placement Agent (“Ms. Glenns”) and any Buyer who so requests beforehand, satisfactory evidence from the Secretary of State of its jurisdiction of formation that the Company has been formed and is in good standing.

(iii)          The Company shall have delivered to Ms. Glenns and any Buyer who so requests beforehand, a copy of a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company is qualified to conduct business at the Initial Closing.

(iv)          The Company shall have delivered to Ms. Glenns and any Buyer who so requests beforehand, a copy of a certified copy of the true and correct Certificate of Incorporation as of the date within thirty (30) days of the Initial Closing Date.

(v)           The Company shall have delivered to Ms. Glenns and any Buyer who so requests beforehand, a copy of a certificate, in the form reasonably acceptable to such Buyer, executed by the Secretary of the Company and dated as of the Initial Closing Date, as to (i) the resolutions approving the Transaction Documents as adopted by the Company’s board of directors in a form reasonably acceptable to such Buyer, (ii) Certificate of Incorporation, and (iii) the Bylaws of the Company, in each case, as in effect at the Initial Closing.

(vi)          Each and every representation and warranty of the Company shall be true and correct in all material respects as of the date when made and as of the respective Closing Date as though originally made at that time (except that (1) representations and warranties that speak as of a specific date shall be true and correct in all material respects as of such date and (2) representations and warranties that are qualified by material, Material Adverse Effect or other similar materiality qualifiers shall be true and correct in all respects) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to respective Closing Date, including, without limitation the issuance of all Securities prior to the date of such Closing as required by the Transaction Documents and the Company has a sufficient number of duly authorized shares of Common Stock reserved for issuance as may be required to fulfill its obligations pursuant to the Transaction Documents. Such Buyer shall have received a certificate, executed by an executive officer of the Company, dated as of the Initial Closing Date, to the foregoing effect.

(vii)         The statements in the Transaction Documents regarding the Company shall be true and correct in all material respects as of the date when made. Such Buyer shall have received a certificate, executed by an executive officer of the Company, dated as of the Initial Closing Date, to the foregoing effect.

(viii)        The statements in the Transaction Documents regarding PTI shall be true and correct in all material respects as of the date when made. Such Buyer shall have received a certificate, executed by an executive officer of PTI, dated as of the Initial Closing Date, to the foregoing effect.

(ix)           The Company shall have delivered to Ms. Glenns and any Buyer who so requests beforehand, a report from the Company’s Transfer Agent identifying the number of shares of Common Stock and Series B Shares outstanding on the Trading Day immediately prior to the Initial Closing.

(x)            The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(xi)           No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents, and no actions, suits or proceedings shall be in progress or pending by any Person that seeks to enjoin, prohibit or otherwise adversely affect any of the transactions contemplated by the Transaction Documents.

(xii)          Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect and the Company has not filed for nor is it subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against the Company.

(xiii)         The Company shall have delivered to Ms. Glenns, such other documents, instruments or certificates relating to the transactions contemplated by this Agreement reasonably required to consummate the transactions contemplated hereby.

(xiv)        The Certificate of Designations has been filed with the Secretary of State of Delaware, and a copy thereof time-stamped by the Delaware Secretary of State has been delivered to the Buyer.

(xv)          If the Initial Closing, the Company has received executed Securities Purchase Agreements to close on at least the Minimum Offering.

(xvi)         If the Initial Closing, the Merger shall occur simultaneously with the Initial Closing.

(b)           The obligation of the Company hereunder to sell its applicable Series B Shares at each Closing to any Buyer is subject to the satisfaction, at or before each Closing Date and in respect of each Closing Date (except as otherwise provided herein), of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing such Buyer with prior written notice thereof:

(i)            Such Buyer shall have duly executed and delivered to the Company each of the Transaction Documents to which it is a party.

(ii)           If such Buyer is a party to the Escrow Agreement, such Buyer has complied with the terms of the Escrow Agreement applicable to such Buyer.

(iii)          If the Initial Closing, the Company has received executed Securities Purchase Agreements to close on at least the Minimum Offering.

(iv)          Such Buyer shall have delivered to the Company, such other documents, instruments or certificates relating to the transactions contemplated by this Agreement reasonably required to consummate the transactions contemplated hereby.

7.            [Intentionally Omitted]

8.            MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall (i) limit or be deemed to limit in any way any right to serve process in any manner permitted by law or (ii) operate, or be deemed to operate, to preclude any Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer or (iii) limit, or be deemed to limit, any provision of the Certificate of Designations which is contrary to the above. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)           Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c)           Headings; Gender; Certain Meanings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this being deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found. When used herein, the words “law,” “rule,” “regulation” and the like means all applicable laws, rules and regulations, domestic or foreign, state, provincial, local or self-regulatory, including without limitation as to all applicable laws, rules and regulations of or related to the United States, applicable states, the SEC, and the Principal Market.

(d)           Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)           Entire Agreement; Amendments. Except with regards to any confidentiality or non-disclosure agreement entered into between the Buyers, the Company, their Affiliates and Persons acting on their behalf in connection with the transactions contemplated hereunder, this Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyers, the Company, their Affiliates and Persons acting on their behalf solely with respect to the matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to), (i) have any effect on any agreements any Buyer has entered into with the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Buyer in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to any Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and any Buyer and all such agreements shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by (i) the Company and (ii) the Buyers who own at least 66% of the Series B Shares purchase hereunder, and in the case of a waiver, by the party against whom enforcement of any such waived provision is sought; provided, that if any amendment, modification or waiver disproportionately and adversely impacts a Buyer, the consent of such Buyer shall also be required. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. Any amendment or waiver effected in accordance with this Section shall be binding upon each Buyer. No such amendment shall be effective to the extent that it applies to less than all of the Buyers. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents.

(f)           Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient); and (iv) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and facsimile numbers and email addresses for such communications shall be:

If to the Company or the Parent (subsequent to the Initial Closing):

Protagenic Therapeutics, Inc.

149 Fifth Avenue, Suite 500

New York, NY 10010

Attn: Robert Ziroyan, President

Facsimile: 508.734.2177

Email: rziroyan@protagenic.com

If to the Parent or the Acquisition Subsidiary (prior to the Initial Closing):

Atrinsic, Inc.

65 Atlantic Avenue

Boston, Massachusetts 02110

Attn:  Edward Gildea, Chief Executive Officer

Facsimile: (508) 744-3777

Email: edward.gildea@fisherbroyles.com

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Buyer’s signature page.

Notice shall be sent to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (iii) above.

(g)           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including, as contemplated below, any assignee of any of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Buyers. A Buyer may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h)           No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Buyer Indemnitees referred to in Section 8(k).

(i)            Survival. The representations, warranties, agreements and covenants shall survive each Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)            Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)           Indemnification. The Buyer agrees to indemnify and hold harmless the Company, the Placement Agent (including its selected dealers, if any), and their respective officers, directors, employees, agents, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Buyer of any covenant or agreement made by the Buyer herein or in any other document delivered in connection with this Agreement.

(l)            Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for stock splits, stock combinations and other similar transactions that occur with respect to the Common Stock after the date of this Agreement.

(m)          Remedies. Each Buyer and each holder of any Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n)           Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under the Transaction Documents are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Buyers are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Buyers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Buyer to purchase Securities pursuant to the Transaction Documents has been made by such Buyer independently of any other Buyer. Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with such Buyer making its investment hereunder and that no other Buyer will be acting as agent of such Buyer in connection with monitoring such Buyer’s investment in the Securities or enforcing its rights under the Transaction Documents. The Company and each Buyer confirms that each Buyer has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Buyer, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Buyer. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Buyer, solely, and not between the Company and the Buyers collectively and not between and among the Buyers.

(o)          Potential Conflicts. The Placement Agent, its subagents, employees, legal counsel and/or their respective Affiliates, principals, representatives or employees may now or hereafter own shares of the Company.

[signature page follows]

IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

ATRINSIC, INC.

By:
Name:
Title:

[BUYER SIGNATURE PAGE FOLLOWS]

ATRINSIC, INC.

OMNIBUS SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

The undersigned, desiring to: (i) enter into the Securities Purchase Agreement, dated as of ____________ ___, 20161 (the “Securities Purchase Agreement”), between the undersigned, Atrinsic, Inc. a Delaware corporation (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned, (ii) enter into the Registration Rights Agreement (the “Registration Rights Agreement”) among the undersigned, the Company and the other parties thereto, in or substantially in the form furnished to the undersigned and (iii) purchase Series B Shares as set forth in the Securities Purchase Agreement and below, hereby agrees to purchase such Series B Shares from the Company and further agrees to join the Securities Purchase Agreement and the Registration Rights Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations section in the Securities Purchase Agreement entitled “Buyer’s Representations and Warranties” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Buyer.

IN WITNESS WHEREOF, the Purchaser hereby executes the Securities Purchase Agreement and the Registration Rights Agreement:

Dated: ________________ , 2016

X	$1.25	=	$
Number of Series B Shares	Purchase Price per Share		Total Purchase Price

PURCHASER (individual)	PURCHASER (entity)

Signature	Name of Entity

Print Name	Signature

Print Name:
Signature (if Joint Tenants or Tenants in Common)	Title:

Address of Principal Residence:	Address of Executive Offices:

1 Will reflect the Closing Date. Not to be completed by Buyer.

Social Security Number(s):	IRS Tax Identification Number:

Telephone Number:	Telephone Number:
Facsimile Number:	Facsimile Number:
E-mail Address:	E-mail Address:

Will reflect the Closing Date. Not to be completed by Purchaser.

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